SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant Check the appropriate box:

☒ Preliminary Proxy Statement

☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

     (AS PERMITTED BY RULE 14A-6(E)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-13

WB CAPITAL MUTUAL FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to

Exchange 3 Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

☐    Fee paid previously with preliminary materials:

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount previously paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

WB CAPITAL MUTUAL FUNDS, INC.

Liquid Assets Fund

Institutional Reserves Fund

Institutional Money Market Fund

Limited Term Bond Fund

Bond Fund

Municipal Bond Fund

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD

December 15, 2009

8:30AM

1415 28th Street

Century II Building

Suite 200

West Des Moines, Iowa 50266-1461

Dear Shareholder:

             At a Board of Directors meeting on October 13, 2009 the Board considered and approved a new Investment Advisory Agreement for the WB Capital Mutual Funds, Inc. (the Company") and each of its funds (the "WB Funds") - Liquid Assets Fund, Institutional Reserves Fund, Institutional Money Market Fund, Limited Term Bond Fund, Bond Fund and the Municipal Bond Fund. This action was taken as a result of the announcement that our investment advisor, WB Capital Management Inc. ("WB"), would be acquired by Miles Capital Holdings, Inc. a Delaware corporation with principal offices in West Des Moines, Iowa.

Under the laws applicable to investment advisors and us, a change of control of WB immediately terminates the current Investment Advisory Agreement as to each of the WB Funds. To permit WB to continue to serve as investment adviser to each of the WB Funds after the change of control, the Board approved a new Investment Advisory Agreement with WB, effective on the date of the change of control. This "new" agreement is identical in all material respects to the current Investment Advisory Agreement, except as to its term. The law also requires that we submit the approval of the new Investment Advisory Agreement to our shareholders. As a result we have called a meeting shareholders of all of the WB Funds to be held on December 15, 2009 at 8:30 am at WB's offices located at 1415 28th Street, Century II Building, Suite 200, West Des Moines, Iowa 50266-1461.

No change to the service provided by WB is anticipated. Laurie Mardis, the principal fixed income portfolio manager for the WB funds is anticipated to continue to manage the WB Funds investments. The WB administrative staff led by Amy Mitchell will also continue to serve us. In the end, the change will simply results in WB having a new owner.

          The approval of a new Investment Advisory Agreement requires the approval of the Shareholders of each of the WB Funds to be effective. As a result we have called a meeting of Shareholders to consider and approve the new agreement. In consideration of these matters and on behalf of our Board of Directors we encourage you to execute and return the proxy provided herein. The official Notice of the Meeting and the Proxy Statement with the form of Proxy, which describes the proposal and how to vote, is enclosed.

          Your vote is important. While you may attend the meeting in person and vote, you may vote by proxy as described in the Proxy Statement. If you choose to vote by proxy, you are asked to sign, date, and return the proxy card in the enclosed postage-paid return envelope. You may also fax it to us toll-free at 877-656-9691. Faxing or returning your proxy card to us will not prevent you from otherwise voting in person, but will assure that your vote will be counted if you are not in attendance and will ensu e that a quorum will be present at the meeting which will avoid the additional expense of further proxy solicitation if a quorum is not present.

         It is very important that your proxy be received promptly. We need to receive your card or fax no later than December 10, 2009.

The WB Funds Board of Directors recommends that the Shareholders approve the new Advisor

Agreement.

Sincerely,

Dated: October 28, 2009	/s/ Douglas R. Gulling, President
WB Capital Mutual Funds, Inc.

NOTICE OF SPECIAL MEETING

OF

ALL CLASSES OF SHAREHOLDERS

OF

WB CAPITAL MUTUAL FUNDS, INC.

Liquid Assets Fund

Institutional Reserves Fund

Institutional Money Market Fund

Limited Term Bond Fund

Bond Fund

Municipal Bond Fund

to be held

December 15, 2009

at

1415 28th Street

Century II Building

Suite 200

West Des Moines, Iowa 50266-1461

NOTICE IS HEREBY GIVEN that a Meeting of the Shareholders (the "Meeting")  of the Liquid Assets Fund, Institutional Reserves Fund, Institutional Money Market Fund, Limited Term Bond Fund, Bond Fund and Municipal Bond Fund (collectively the "WB Funds" or individually a "Fund") of the WB Capital Mutual Funds, Inc. (the “Company"), will be held on December 15, 2009 (at 8:30 am local time at 1415 28th Street, Century II Building, Suite 200, West Des Moines, Iowa 50266-1461) for the following purposes:

1. To approve a new Investment Advisory Agreement with WB Capital Management Inc. to be effective upon the closing of the acquisition of WB Capital Management Inc. by Miles Capital Holdings, Inc.

The Board of Directors has fixed the close of business on October 28, 2009 as the record date (the "Record Date") for determining the Shareholders who are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. The proposal to approve a new Investment Advisory Agreement with WB Capital Management Inc. will be voted on by the shareholders of each of the WB Funds and only Shareholders who or which is s a shareholder in a Fund as of the Record Date are entitled to cast one vote per share for each matter to be voted on for that Fund. Please read the full text of the accompanying Proxy Statement for a complete understanding of the proposal.

Your vote is important. The authorized official of each Shareholder may execute the Proxy. Please sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope, or you may fax the signed proxy card to us toll-free at 877-656-9691. Faxing or returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting, and will ensure that a quorum will be present at the meeting, which will avoid the additional expense of further proxy solicitation if a quorum is not present. It is very important that your proxy be received promptly. We must receive your vote by no later than December 10, 2009. The enclosed proxy is being solicited by the Board of Directors of the Company. The Board of Directors recommends that you vote in favor of the new Investment Advisory Agreement.

By Order of the Board of Directors

/s Amy Mitchell
Secretary

Des Moines, Iowa October 28, 2009

WB CAPITAL MUTUAL FUNDS, INC.

C/O WB Capital Management Inc.

1415 28th Street

Century II Building

Suite 200

West Des Moines, Iowa 50266-1461

(515) 244-5426

800-872-4024

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing you with this Proxy Statement in connection with the solicitation of proxies by and on behalf of the Liquid Assets Fund, Institutional Reserves Fund, Institutional Money Market Fund, Limited Term Bond Fund, Bond Fund and Municipal Bond Fund (collectively the "WB Funds" or individually a "Fund") of the WB Capital Mutual Funds, Inc. (the "Company"), for use at the Special Meeting of Shareholders to be held at 1415 28th Street, Century II Building, Suite 200, West Des Moines, Iowa 50266-1461 on December 15, 2009, at 8:30 am local time, and at any and all postponements or adjournments thereof (the "Meeting"). This proxy statement, the accompanying form of proxy, and the Notice of Special Meeting was first mailed or given to Shareholders on or about October __, 2009.

Because many of the WB Funds Shareholders may be unable to attend the Meeting in person, the Board of Directors is soliciting proxies to give each Shareholder an opportunity to vote on all matters presented at the Meeting. Shareholders are urged to:

(1) read this Proxy Statement carefully;

     (2)    specify their choice in each matter by marking the appropriate box on the  enclosed Proxy,

     (3)     sign, date and return the Proxy by mail in the postage-paid, return envelope   provided, or

(4) fax the Proxy toll-free to fax number 877-656-9691

If the accompanying proxy is executed properly by the Shareholder and returned, the

Shareholders so voting will be deemed to have voted their shares at the Meeting in accordance with the instructions given. The Board of Directors recommends a vote FOR all proposals. If no instructions are given, the Shareholder's shares will be voted FOR the approval of all proposals and any other business as may properly come before the Meeting.

WB FUNDS' ANNUAL AND SEMI-ANNUAL REPORTS HAVE PREVIOUSLY BEEN DELIVERED TO SHAREHOLDERS. SUCH REPORTS ARE AVAILABLE AT NO COST BY CALLING TOLL-FREE AT 800-872-4024, VIEWING ONLINE AT WWW.WBCAPITALFUNDS.COM, OR WRITING TO WB FUNDS IN CARE OF WB CAPITAL MANAGEMENT INC. AT 1415 28th STREET, CENTURY II BUILDING,

SUITE 200, WEST DES MOINES, IOWA 50266-1461.

Your vote is important. Please take a moment now to sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. Returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting, and will avoid the additional expense of further proxy solicitation and will ensure that a quorum is represented at the meeting.

QUESTION AND ANSWER SUMMARY: ABOUT THE VOTE

What is being voted on at the Meeting?

As more fully described in this proxy statement, the Board of Directors is asking Shareholders of each of the WB Funds to consider and vote on the following proposal:

To approve a new Investment Advisory Agreement with WB Capital Management Inc. to be effective upon the acquisition of the WB Capital Management Inc. by Miles Capital Holdings, Inc.

      We may also transact any other business as may properly come before the Meeting or any adjournment thereof.

Who can vote at the Meeting?

     The Board of Directors has set October 28, 2009 as the record date for the Meeting. Only Shareholders of the WB Funds at the close of business on the record date will be entitled to receive notice of and to vote at the Meeting. Each Shareholder will be entitled to one vote per share for each Fund they are a shareholder, regardless of the class. All Shareholders of a Fund regardless of class vote collectively as to that Fund on this proposal.

What constitutes a quorum for the Meeting?

Quorum for the Meeting is based on the number shares outstanding held by Shareholders in each Fund that are represented in person or by proxy. To have a quorum for a Fund we need a majority of the

Shares of that Fund to be present, in person or by proxy. Proxies received will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the meeting. The vote with respect to each Fund will be tabulated separately. For purposes of determining a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for purposes of obtaining the requisite approval of the proposal.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting, but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to a proposal. In determining whether to adjourn the Meeting, the following factors may be considered: the percentage of votes cast, the percentage of negative votes cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of shares of each Fund represented in person or by proxy at the Meeting. In that case, the persons named as proxies will vote all proxies required to be voted for a proposal, FOR such an adjournment; provided, however, any proxies required to be voted against a proposal will be voted AGAINST such adjournment.

How to vote?

If Shareholder completes and properly signs the accompanying proxy card and returns it to us, it will be voted as they direct, unless they later revoke the proxy. Unless instructions to the contrary are marked, or if no instructions are specified, Shareholders represented by a proxy will be voted FOR the proposal set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you do not complete a proxy card and return it to us or vote at the meeting, you will be treated as if you voted AGAINST a proposal. If you check the box labeled ABSTAIN on the proxy card and return it to us, you will be treated as if you voted AGAINST a proposal.

If you attend the Meeting, you may deliver your completed proxy card or vote in person. You may either mail the proxy card to us in the envelope provided or you fax the signed proxy card toll-free to us at 877-656-9691.

Can the vote be changed after return of the proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary, at the address indicated above, either a written notice of revocation, a duly executed proxy bearing a later date, or if you vote in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy.

Any written notice of revocation sent to us must include the Shareholder's name and must be received prior to the Meeting to be effective.

What vote is required to approve the proposals?

The approval of the new Investment Advisory Agreement as to each Fund requires the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting if the owners of more than 50% of the shares of the Fund entitled to vote at the Meeting are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting.

Abstentions and broker nonvotes are counted in tabulations of the votes cast on proposals presented to Shareholders. Therefore, for all matters presented at the Meeting,

abstentions and broker nonvotes will have the same effect as a vote against the proposals.

PROPOSAL TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT

WB Capital Management Inc. ("WB") 1415 28th Street, West Des Moines, Iowa 50266 and its predecessors has been the investment advisor for the WB Funds since each of the WB Funds’ inception. WB is presently a wholly-owned subsidiary of West Bancorporation, a Des Moines-based bank holding company (“West Banc”). On October 2, 2009 West Banc and WB executed a Stock Purchase Agreement with Miles Capital Holdings, Inc. (“Miles”) that, if consummated, will result in WB being acquired by and becoming a wholly-owned subsidiary of Miles (the "Transaction"). Miles is a newly-formed Delaware corporation with principal offices in West Des Moines, Iowa. Its President, CEO, and principal shareholder is David W. Miles. Closing of the Transaction is to occur on or before December 31, 2009.

Under the laws applicable to WB and the WB Funds, the acquisition of WB by Miles will result in the automatic termination of the current Investment Advisory Agreement between the WB Funds and WB ("Current Advisor Agreement"). Consequently, in order for WB to continue to serve as the WB Fund’s investment advisor, a "new" Advisor Agreement (the "New Advisor Agreement"), effective upon the consummation of the Transaction must be approved by the Board of Directors and the Shareholders. In the event that the Transaction does not occur, WB will continue to manage the WB Fund under the Current Advisor Agreement.

At its Meeting on October13, 2009, the Board of Directors was provided information regarding the Transaction and Miles’s plans for WB and the WB Funds after the Transaction is consummated. Laurie Mardis will continue to be the principal fixed income portfolio manager for the various WB Funds. There is not anticipated to be any material changes to the investment management structure of WB as a result of the

Transaction, however additional investment management professionals are being hired to provide more depth and greater breadth of investment experience. These new employees will assist Laurie Mardis in her operations and will help develop future investment programs for WB.

             Other investment analysts and administrative staff are also expected to continue to be employed by WB after the Transaction. Subsequent to the Transaction it is expected that Miles may seek to appoint a Director to the WB Board and may seek to add additional Directors, however, who may be appointed or when this may occur is presently undecided.

The New Advisor Agreement

The New Advisor Agreement is attached to this Proxy Statement as Appendix A. The following is a summary of the essential terms of the New Advisor Agreement, which as indicated, is identical to the current Investment Adviser Agreement expcept as to term. This summary is qualified in its entirety to the terms set forth in the New Advisor Agreement. The New Advisor Agreement will be identical in all material respects to the Current Advisor Agreement, except with respect to its term. The term of the New Advisor Agreement commences on the date that the Transaction is closed and ends on December 31, 2011.

Term: The New Advisor Agreement will be effective for a two year period ending on December 31, 2011 and thereafter for one year period ending on December 31 of each year, subject to annual approval of the Board as required by the Investment Company Act of 1940 (“1940 Act”) and the right of the Board to terminate the agreement at anytime on 60 days prior notice. The New Advisor Agreement will terminate automatically in the event of its assignment. The Current Advisor Agreement was last approved by the shareholders on or about December 16, 2005 as a result of the acquisition of the WB Fund’s previous investment adviser by West Banc. The current Advisor Agreement was alst approved by the Board of Directors of the WB Funds on March 4, 2009.

Duties: WB provides a continuous investment program for the WB Funds, Including investment research and management with respect to all securities and investments and cash equivalents in the Funds. WB determines from time to time what securities and other investments will be purchased, retained or sold by the WB Funds.

Compensation: The WB Funds pay WB various fees for its investment advisory services as set forth below:

Institutional Money Market Fund - Annual rate of thirty-five one-hundredths of one percent (0.35%) of the average daily net assets of such Fund.

Liquid Assets Fund - Annual rate of thirty-five one-hundredths of one percent (0.35%) of the average daily net assets of such Fund.

Institutional Reserves Fund - Annual rate of thirty-five one-hundredths of one percent (0.35%) of the average daily net assets of such Fund.

Limited Term Bond Fund - Annual rate of fifty one-hundredths of one percent (0.50%) of the average daily net assets of such Fund.

Bond Fund - Annual rate of fifty-five one-hundredths of one percent (0.55%) of the average daily net assets of such Fund

Municipal Bond Fund - Annual rate of fifty one-hundredths of one percent (0.50%) of the average daily net assets of such Fund.

All fees are computed daily and paid monthly.

Limitations of Liability: WB is not liable for any error of judgment or mistake of law or for any loss suffered by the WB Funds in connection with the performance of its duties, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from its willful misfeasance, bad faith or negligence or from reckless disregard by it of its obligations and duties under this Agreement.

Expenses. WB pays all expenses incurred by it in connection with its activities under the NewAdvisor Agreement, other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

For the fiscal year ending March 31, 2009 the WB Funds paid WB the following amounts in fees under the Current Advisor Agreement.

Institutional Reserves Fund	$211,616
Institutional Money Market	$239,263
Liquid Assets Fund	$367,338
Limited Term Bond Fund	$128,767
Bond Fund	$326,543
Municipal Bond Fund	$ 57,355

In addition to advisory fees paid to WB under Current Advisor Agreement, WB is also paid other amounts under certain other agreements for various services not involving investment advisory services in connection with operating the WB Funds on a daily basis. The other agreements are intended to continue regardless whether the New Advisor Agreement is approved. These other agreements are not required to be approved by the Shareholders under the 40 Act as a result of the Transaction and as a result the Board of Directors is not submitting these other agreements to the Shareholders for approval. The amounts and purpose of such other payments under these other agreements to WB and to affiliates are as follows:

Fund Accounting:

Institutional Reserves Fund	$18,138
Institutional Money Market	$20,508
Liquid Assets Fund	$31,486
Limited Term Bond Fund	$7,726
Bond Fund	$17,812

Municipal Bond Fund                                                                        $3,441

Transfer Agency:

Institutional Reserves Fund	$5,741
Institutional Money Market	$6,000
Liquid Assets Fund	$18,675
Limited Term Bond Fund	$0
Bond Fund	$0
Municipal Bond Fund	$0

Administration:

Institutional Reserves Fund	$126,970
Institutional Money Market	$143,557
Liquid Assets Fund	$220,402
Limited Term Bond Fund	$66,959
Bond Fund	$154,366
Municipal Bond Fund	$29,825

Distribution and Shareholder Servicing:

Institutional Reserves Fund	$0
Institutional Money Market	$0
Liquid Assets Fund	$0
Limited Term Bond Fund	$0
Bond Fund	$0
Municipal Bond Fund	$0

Expenses Voluntarily Reduced/Waived

Institutional Reserves Fund	$164,131
Institutional Money Market	$333,813
Liquid Assets Fund	$95,222
Limited Term Bond Fund	$160,037
Bond Fund	$369,863
Municipal Bond Fund	$84,516

The names and principal occupations of the current WB principal executive officers are as follows:

David Miles,President and CEO-WB. Mr. Miles has 22 years of experience as an investment professional, including 16 years with Investors Management Group (WB’s predecessor). Miles recently was CEO of Countryside Renewable Energy. Miles worked with Principal Financial Group from 2003 to 2008.

Amy Mitchell, Secretary and Chief Administration Officer - WB. Ms. Mitchell's principal occupation has been as operations manager for WB since 1990.

Vera Lichtenberger -Chief Compliance Officer - WB. Ms. Lichtenberger principal occupation is an attorney and has served as Chief Compliance Officer for WB since June, 2004.

Each such person's address is that of WB. As noted above, all will continue to serve in these same capacities after the Transaction is consummated.

The New Advisor Agreement

              The New Advisor Agreement will be identical in form as the Current Advisor Agreement, except that it will have a different term. The initial term of the New Advisor Agreement will reflect the day after the day the Transaction is consummated, January 1, 2010 (closing is currently anticipated to be on or about December 31, 2009) and then two years thereafter (December 31, 2001) as its new termination date.  Assuming that the New Advisor Agreement it is approved by Shareholders, the New Advisor Agreement will then continue in effect until Decemnber 31, 2011. Thereafter, the New Advisor Agreement will continue in effect for successive annual periods, provided its continuance is approved at least annually by (1) a majority vote, cast in person at a meeting called for that purpose of the Directors that are not interested persons of the WB Funds or (2) a vote of the holders of a majority of the outstanding shares of each the WB Funds.

Board Considerations Relating to the New Advisor Agreement

            On October 13, 2009, the Board of Directors held a meeting called for the purpose of considering, among other things approving the New Advisor Agreement and, after careful review, determined that approving the New Advisor Agreement was in the best interests of the Shareholders. At the meeting, senior officers of WB and Miles discussed the Transaction and the need to approve the New Advisor Agreement due to the change of control of WB. David W. Miles was also present and discussed plans for WB and the WB Funds. The Board of Directors considered a wide range of information, including information of the type they considered on March 4, 2009 when they last determined to continue the Current Advisor Agreement. In determining that the New Advisor Agreement was in the best interests of the Shareholders, the Board of Directors considered all factors deemed to be relevant to WB funds including, but not limited to:

o	the expectation that the core operation of WB and the WB Fund’s day-to-day management, including the portfolio managers, will remain intact and be expanded;

o	WB and its personnel (including particularly those personnel with responsibilities for providing services to WB Funds), resources and investment process will remain unchanged;

o	the current and pro forma financial status of Miles and WB;

o	WB will have access to the capital resources and personnel of Miles;

o	the financial viability of WB will be not be affected by the transaction;

o	the terms of the New Advisor Agreement, including the fee, will be the same as those of the Current Advisor Agreement;

o	the nature, extent and quality of the services that WB has been providing to WB
Funds will remain unchanged and could improve overtime;

o	the investment performance of the WB Funds and WB over various periods;

o	the advisory fee rate payable to WB by the WB funds and by other client accounts managed by WB;

o	the total expense ratio of WB Funds and of similar funds managed by other advisers;

o	compensation payable by the WB Funds to WB for other services;

o	the historical profitability of the Current Advisor Agreement to WB and to West Banc
and the projected profitability of the New Advisor Agreement to Miles.

The Board considered the level and depth of knowledge of WB, including the information described below under the heading "WB." In evaluating the quality of services provided by WB, the Board took into account its familiarity with WB's management through board meetings, conversations and reports. Miles indicated that they intend to retain for the foreseeable future most if not all of the WB employees that currently provide services to the WB Funds. WB staff and Miles further assured the Board that WB administrative and technological resources and the processes in place to manage the WB Fund’s investments would remain unchanged or actually be enhanced. In evaluating the quality of services provided by WB, the Board took into account its familiarity with WB’s management through their long relationship, committee meetings, quarterly board meetings, routine conversations, and reports. Miles assured the Board of its commitment to provide WB with additional resources if and when needed to not just keep business as usual, but grow and enhance the business. There were no plans to take any actions that would adversely affect WB’s financial viability, which has also been strong and consistently profitable over the years. It was observed that Miles and WB were well capitalized, that WB currently carries no debt and it is not anticipated that it will incur any debt in the future.

The Board took note of the previous deleiverations at their March 4, 2009 Board meeting when they last approved the current Agreement. At that meeting they noted they received a variety of information about WB and compared the advisory fees and total expense ratio of the WB Funds with various comparative data that it had been provided with previously in approving the Current Advisory Agreement. This data compared the advisory fee to be paid under the Current Advisory Agreement and estimates of the other expenses to be paid to advisory fees and other expenses paid by comparable funds. The comparative data assisted the Board in assessing the fairness and reasonableness of advisory fee to be paid under the Current Advisory Agreement as well as the total estimated expenses to be paid. This data indicated that the advisory fees were comparable with WB Fund’s peers and that the total expenses of each Fund were about average with similar funds. In assessing the reasonableness of the advisory fee, the Board noted that it had also been provided information about WB’s profits and costs. The Board observed that WB’s profit margin had declined in recent years and that the decline in profitability was driven in part to a decline in assets under management while cost of operations remained constant. In addition, competitive factors were pushing WB to waive fees in some situations to keep a Fund or Funds competitive. The Board also noted that while the fees paid under the Current Advisor Agreement or New Advisor Agreement were not subject to any breakpoints, that WB and Miles had indicated agreement to breakpoints in the future if the assets under management increased significantly from present levels.

In considering the approval of the New Advisory Agreement, the Board, which is entirely comprised of independent and Disinterested Directors, did not identify any single factor as controlling. Based on the Board's evaluation of all factors that it deemed to be relevant, the Board, concluded that WB had demonstrated that it possesses the capability and resources necessary to perform the duties required of it under the New Advisory Agreement; the costs of services to be provided and profits to be realized by WB are average in comparison to those of investment advisers of comparable funds; and the proposed advisory fee is fair and reasonable, given the nature, extent and quality of the services to be rendered by WB. The Board further determined that the change in control of WB did not present any material change in the type, and quality of service it would provide to the WB Funds. Noting that the realization of economies of scale would be reflected only by including breakpoints in the advisory fee schedule in the future the Board concluded that WB Fund’s shareholders would not benefit from economies of scale as the Funds grow, unless WB would agree to the imposition of such breakpoint. However based on statements made by WB's and Miles’ management regarding their willingness to agree to breakpoints if assets under management grow, the Board noted that economies of scale would likely be achieved.

The Directors also considered the provisions of Section 15(f) of the 1940 Act, which provides, in relevant part, that affiliated persons may receive compensation if (1) for a period of three years after the transaction if at least 75 percent of the Directors of the WB Funds are independent of WB and (2) an "unfair burden" is not imposed on the WB Funds as a result of the Transaction. WB has agreed to pay all costs associated with the Special Meeting of Shareholders due to the Transaction. In addition, if the Transaction is consummated, it is expected that all of the WB Fund's current Directors will continue to be independent Disinterested Directors.

After carefully reviewing all of these factors, the Board, unanimously approved the New Advisor Agreement and recommended that Shareholders vote to approve the New Advisor Agreement.

ADDITIONAL INFORMATION

The Advisor

WB is an Iowa corporation organized in 1982 and has been registered as an investment advisor under the Investment Advisers Act of 1940, as amended since that time. The business address of WB is 1415 28th Street, Century II Building, Suite 200, West Des Moines, Iowa 50266-1461.

.
As of September 30, 2009, WB had approximately $4.6 billion in assets under management.

WB's clients include pensions, foundations and endowments, insurance companies, and two open-end mutual funds - the WB Funds and the Iowa Public Agency Investment Trust.

Brokerage Commissions

The Fund does not participate and does not in the future intend to participate in soft dollar or directed brokerage arrangements.

Record Date and Number of Outstanding Units

The Board of Directors has fixed the close of business on October 28, 2009 as the Record Date for the determination of Shareholders entitled to notice of and to vote at the Meeting and any adjournment thereof. Only Shareholders of record with positive account balances in the Portfolios at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournment thereof. On this record date, the outstanding shares of the WB Funds were as follows:

Fund	# Shares

Liquid Assets Fund

Institutional Reserves Fund

Institutional Money Market Fund

Limited Term Bond Fund

Bond Fund

Municipal Bond Fund

Security Ownership of Certain Beneficial Owners

As of the Record Date, all Directors and Officers of the WB Funds as group, owned

 __ shares of the WB Funds as set forth below.

Fund	# Shares	% outstanding

Liquid Assets Fund

Institutional Reserves Fund

Institutional Money Market Fund

Limited Term Bond Fund

Bond Fund

Municipal Bond Fund

The following table sets forth information regarding beneficial ownership of the shares of the WB Funds by all Shareholders known to be the beneficial owner of five percent or more of the outstanding shares. Unless otherwise noted in the footnotes following the table, the information is provided as of October 28, 2009 and the persons as to whom information is given have sole voting and investment power over the shares beneficially owned.

Fund	# Shares

Liquid Assets Fund

Name

Institutional Reserves Fund

Name

Institutional Money Market Fund

Name

Limited Term Bond Fund

Name

Bond Fund

Name

Municipal Bond Fund

Name

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of the Board of Directors, but may also be made without additional remuneration by officers or employees of WB by telephone, facsimile transmission, electronic mail or personal interview. The expense of the printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Special Meeting, and any additional material relating to the Meeting, which may be furnished to Shareholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by WB and or West Banc. To obtain the necessary representation of Shareholders at the Meeting, supplementary solicitations may be made by mail, electronic mail, telephone or interview by officers of WB Funds or employees of the Adviser. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Annual meetings of Shareholders are not required to be held unless they are necessary under the 1940 Act. Therefore, although the Board of Directors has determined to hold a special meeting this year the WB funds may not hold Shareholder meetings on an annual basis. A Shareholder proposal intended to be presented at any meeting hereafter called must be received at WB Fund’s offices a reasonable time before the WB Funds begin to print and mail its proxy materials for that meeting, in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting. If a Shareholder fails to submit the proposal by such date, the WB Funds will not be required to provide any information about the nature of the proposal in its proxy statement and the proposal will not be considered at that next annual meeting of Shareholders.

Proposals should be sent to Amy Mitchell, Secretary, at the WB Funds. The submission by a Shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under the federal securities laws.

OTHER MATTERS

The Board is not aware of any matters to come before the Meeting, other than the proposals specified in the Notice of Special Meeting. However, if any other matter requiring a vote of the Shareholders should arise at the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.

Appendix A

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT made as of January 1, 2010, between the WB Capital Mutual Funds, Inc., a Maryland Corporation (herein called the “Company”), and WB Capital Management Inc., a federally registered investment advisor having its principal place of business in Des Moines, Iowa (herein called the “Investment Advisor”).

WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Company desires to retain the Investment Advisor to furnish investment advisory and administrative services to the ten existing investment portfolios of the Company and may retain the Investment Advisor to serve in such capacity to certain additional investment portfolios of the Company, all as now or hereafter may be identified in Schedule A hereto (such initial investment portfolio and any such additional investment portfolios together called the “Funds”) and the Investment Advisor represents that it is willing and possess legal authority to so furnish such services without violation of applicable laws (including the Glass-Steagall Act) and regulations:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.

Appointment. The Company hereby appoints the Investment Advisor to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2.	Delivery of Documents. The Company has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

(a)

The Company’s Articles of Incorporation, dated November 15, 1994, and filed with the Secretary of State of Maryland on November 16, 1994, and any and all amendments thereto or restatements thereof (such Articles, as presently in effect and as it shall from time to time be amended or restates, is herein called the “Articles of Incorporation”);

(b)	The Company’s By Laws and any amendments thereto:

(c)	Resolutions of the Company’s Board of Directors authorizing the appointment of the Investment Advisor and approving this Agreement;

(d)	The Company’s Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on December 13, 1994, and all amendments thereto;

(e)          The Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and under the 1940 Act as filed with the Securities and Exchange

               Commission and all amendment thereto; and

(f)

The most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the “Prospectus”).

The Company will furnish the Investment Advisor from time to time with copies of all amendments of or supplements to the foregoing.

3.

Management. Subject to the supervision of the Company’s Board of Directors, the Investment Advisor will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Investment Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to the funds. The Investment Advisor will provide the services under this Agreement in accordance with each of the Fund’s investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Company’s Board of Directors. The Investment Advisor further agrees that it:

(a)	Will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b)

Will conform with all applicable Rules and Regulations of the Securities and Exchange Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Advisor;

(c)	Will not make loans to any person to purchase or carry units of beneficial interest (“shares”) in the Company or make loans to the Company;

(d)

Will place or cause to be placed orders for the funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Advisor will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. The Investment Advisor may cause a Fund to pay a broker which provides brokerage and research services to the Investment Advisor a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Investment Advisor determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Investment Advisor’s overall responsibilities to the Company and any other of the Investment Advisor’s clients. In no instance will portfolio securities by purchase from or sold to the Investment Advisor, or any affiliated person of the Company or the Investment Advisor;

(e)

Will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Company’s Board of Directors with such periodic and special reports as the Board may request;

(f)

Will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company, and;

(g)

Will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Investment Advisor’s personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Company’s account are customers of the Investment Advisor or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Advisor and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Company.

4.

Services Not Exclusive. The investment management services furnished by the Investment Advisor hereunder are not to be deemed exclusive, and the Investment Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5.

Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Advisor hereby agrees that all records which it maintains for the funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6.

Expenses. During the term of this Agreement, the Investment Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

7.

Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the funds will pay the Investment Advisor and the Investment Advisor will accept as full compensation therefor a fee equal to the fee set forth on Schedule A hereto. The obligations of the funds to pay the above described fee to the Investment Advisor will begin as of the respective dates of the initial public sale of shares in the Funds.

If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Company) exceed the expense limitations of any such state, the Investment Advisor will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Advisor hereunder and to WB Capital Management Inc., under the Management and Administration Agreement between WB Capital Management Inc., and the Company. The obligation of the Investment Advisor to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Company so require. Such expense reimbursement, if any will be estimated daily and reconciled and paid on a monthly basis.

8.

Limitation of Liability The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.

Duration and Termination. This Agreement will become effective as of the date first written above (of, if a particular fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Securities and Exchange Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until December 31, 2011.

Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company’s Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Company’s Board of Directors or by vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days’ written notice, without the payment of any penalty, by the Company (by vote of the Company’s Board of Directors or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Advisor. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” shall have the same meanings as ascribed to such terms in the 1940 Act.)

10.

Investment Advisor’s Representations. The Investment Advisor hereby represents and warrants that it is willing and possess all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations, including but not limited to the Glass-Steagall Act and the regulations promulgated thereunder.

11.

Amendment to this Agreement. No provision of this Agreement may be changed, waived, discharges or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12.

Miscellaneous. The names “WB Capital Mutual Funds, Inc.” and Directors of the WB Capital Mutual Funds, Inc.” refer respectively to the Company created and the Directors, as directors but not individually or personally. The obligations of the Company entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, Shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with any series of shares of the Company must look solely to the assets of the Company belonging to such series for the enforcement of any claims against the Company.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

WB Capital Mutual Funds, Inc.

By:   /s/

                                                                                                                Title:  President

WB Capital Management Inc.

By:   /s/

Title:	Chief Executive Officer

Schedule A

Investment Advisory Agreement

Between the WB Capital Mutual Funds, Inc. and

WB Capital Management Inc.

Name of Fund                                                                                 Compensation

Institutional Money Market Fund	Annual rate of thirty-five one-hundredths of one percent (0.35%) of the average daily net assets of such Fund.

Liquid Assets Fund	Annual rate of thirty-five one-hundredths of one percent (0.35%) of the average daily net assets of such Fund.

Institutional Reserves Fund	Annual rate of thirty-five one-hundredths of one percent (0.35%) of the average daily net assets of such Fund.

WB Capital Limited Term Bond Fund	Annual rate of fifty one-hundredths of one percent (0.50%) of the average daily net assets of such Fund.

WB Capital Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of the average daily net assets of such Fund

WB Capital Municipal Bond Fund	Annual rate of fifty one-hundredths of one percent (0.50%) of the average daily net assets of such Fund.

* All fees are computed daily and paid monthly.

INVESTMENT ADVISORY AGREEMENT

PROXY/VOTING INSTRUCTION CARD

SPECIAL MEETING DECEMBER 15, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE WB FUND’S BOARD OF DIRECTORS

Revoking any such prior appointments, the undersigned, a Shareholder of WB Capital Funds, Inc. ("WB Funds "), hereby appoints, Doug Gulling, Amy Mitchell and Vera

Lichtenberger and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, as a Shareholder in WB Funds as of the date of record, and as fully as the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders to be held on December 15, 2009 at 8:30 am local time, and at any postponements or adjournments thereof.

THE VOTE OF THE SHAREHOLDER REPRESENTED BY THIS PROXY/VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW, OR IF NO DIRECTION IS MADE, WILL BE VOTED IN FAVOR OF ALL PROPOSALS AND EACH OF THE OTHER

ITEMS SET FORTH ON THE PROXY.

FOR THE REASONS SET FORTH IN THIS PROXY STATEMENT, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL PROPOSALS.

Please mark boxes in ink. Sign, date and return this Proxy promptly, using the enclosed postage-paid envelope or toll-free fax877-656-9691.

Proposal 1: To approve a new Advisor Agreement with WB Capital Management, Inc.
to be effective upon the closing of the acquisition of WB Capital Management, Inc.
by Miles Capital Holdings, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or any and all postponements or adjournments thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of Special

Meeting of Shareholders, dated December 15, 2009 and the Proxy Statement furnished therewith.

SHAREHOLDER NAME	FUND	# SHARES

WB FUNDS SHAREHOLDER:

Signature: _____________________________________________________

Printed Name: __________________________________________________

Dated: __________________

TO SAVE WB FUNDS ADDITIONAL VOTE SOLICITATION EXPENSES, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE OR FAX TOLL-FREE TO 877-656-9691.